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                                                                    Exhibit 10.3


                                THIRD AMENDMENT
                                    TO THE
                          LASALLE RE HOLDINGS LIMITED
                         EMPLOYEE STOCK PURCHASE PLAN
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     WHEREAS, LaSalle Re Holdings Limited (the "Company") maintains the LaSalle
Re Holdings Limited Employee Stock Purchase Plan (the "Plan");

     WHEREAS, the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time; and

     WHEREAS, the Board has determined that it is desirable and in the best interests of the Company to amend the Plan;

     NOW, THEREFORE, BE IT RESOLVED, that the Plan be and is hereby amended in the following particulars, effective as of January 1, 1999:

     1. By substituting the following new paragraphs (a) and (b) for paragraphs (a) and (b) of subsection 2.2:

          "(a) The Committee shall establish "Subscription Periods" of not longer than one year for the accumulation of funds necessary for payment of the purchase price of Stock under the Plan. As of the Effective Date, the initial Subscription Period is the period beginning July 1, 1996 and ending September 30, 1996, and each subsequent Subscription Period will be the calendar quarter. For the Subscription Periods beginning July 1, 1996 and October 1, 1996, an Eligible Associate may become a Participant by filing a written payroll deduction authorization with respect to salary otherwise payable to the Participant during the period at least ten business days prior to either July 1, 1996 or October 1, 1996, respectively. For any subsequent Subscription Period in a calendar year, an Eligible Associate shall become a Participant by filing with the Committee, at least ten days prior to the first day of the calendar year, a written payroll deduction authorization with respect to salary otherwise payable to the Participant during the period. Such payroll deductions for a Subscription Period shall be 2%, 5%, 10%, 15%, or 20% of the salary of the Participant, rounded to the nearest dollar for each payroll period; provided, however, that for calendar years beginning before January 1, 1999 no more than $25,000 will be deducted in any calendar year ($12,500 in the period beginning July 1, 1996 and ending December 31, 1996); and for calendar years
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               beginning on or after January 1, 1999, no more than $50,000 will be deducted in any calendar year. Notwithstanding the foregoing, with respect to each Participant who had elected the maximum salary deduction permitted under the Plan both for the Subscription Period beginning October 1, 1998 and ending December 31, 1998 and for the Subscription Period beginning January 1, 1999 and ending March 31, 1999, the maximum amount permitted as a salary deduction for the calendar year beginning January 1, 1999 shall be $50,000 plus an additional $6,250 (which additional amount reflects the additional amount which could have been deducted in the Subscription Period ending immediately prior to January 1, 1999 if the calendar year limit on salary deductions had been increased effective as of October 1, 1998), which additional $6,250 shall be deducted from the salary of each such Participant during the Subscription Period beginning January 1, 1999 and ending March 31, 1999. The payroll deduction authorization filed with the Committee by the Participant with respect to a Subscription Period will remain in effect for each subsequent Subscription Period, unless the Participant files a new payroll deduction authorization with the Committee in accordance with subsection 2.3 or discontinues participation in the Plan in accordance with subsection 2.5. After the beginning of a Subscription Period, a Participant may not alter the rate of his payroll deductions for that period; provided, however, that he may discontinue his participation in the Plan in accordance with subsection 2.5; and provided further, that if a Participant had elected as a salary deduction for the Subscription Period beginning January 1, 1999, the maximum deduction as permitted by the terms of the Plan as in effect immediately prior to January 1, 1999, then such Participant's salary deduction election for the Subscription Period beginning January 1, 1999 shall be automatically adjusted to reflect the increased maximum salary deduction permitted under the Plan effective as of January 1, 1999.

          (b) An Eligible Employee may become a Participant (or if already a Participant may, in addition to filing a written payroll deduction authorization with respect to salary pursuant to paragraph 2.2(a), make an additional election with respect to a bonus payment pursuant to this paragraph 2.2(b)) by filing with the Committee, at such time in and in such form as required by the Committee, a written payroll deduction authorization with respect to any bonus payment otherwise payable to the Participant. Such payroll deduction made with respect to a bonus payment shall be in any whole percentage up to 25% of the bonus payable to the Participant who is an Eligible Employee, rounded to the nearest dollar, for the payroll period in which the bonus is payable; provided, however, that

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               on and after January 1, 1999, such payroll deduction made with respect to a bonus payment shall be in any whole percentage up to 100% of the bonus payable to the Participant who is an Eligible Employee, rounded to the nearest dollar, for the payroll period in which the bonus is payable. A payroll deduction authorization with respect to a bonus payment will be effective only with respect to the bonus payment to which it relates."

     2. By substituting the following new paragraphs (d), (e) and (f) for paragraphs (d), (e) and (f) of subsection 2.4:

          "(d) Except as otherwise provided in subsection 2.2(a), no Participant shall have the right to purchase more than $50,000 in value of Stock under the Plan (and any other employee stock purchase plan maintained by the Company or any Related Company) through payroll deductions of salary pursuant to paragraph 2.2(a) in any calendar year, such value being based on the Fair Market Value of Stock (as adjusted pursuant to paragraph 2.4(a)) as of the Price Date immediately preceding the Purchase Date on which the Participant is deemed to purchase Stock under the terms of the Plan, as such terms are defined for purposes of paragraph 2.2(a).

          (e) No Participant shall have the right to purchase more than an amount equal to 100% of the Participant's bonus payment in value of Stock under the Plan (and any other employee stock purchase plan maintained by the Company or any Related Company) through payroll deduction pursuant to paragraph 2.2(b) in any calendar year, such value being based on the Fair Market Value of Stock (as adjusted pursuant to paragraph 2.4(a)) as of the Price Date immediately preceding the Purchase Date on which the Participant is deemed to purchase Stock under the terms of the Plan, as such terms are defined for purposes of paragraph 2.2(b).

          (f) No Participant who is a Director shall have the right to purchase more than $50,000 in value of Stock under the Plan (and any other stock purchase plan maintained by the Company or any Related Company) through payment made pursuant to paragraph 2.2(c) in any calendar year, such value being based on the Fair Market Value of Stock (as adjusted pursuant to paragraph 2.4(a)) as of the Price Date immediately preceding the Purchase Date on which the Participant is deemed to purchase Stock under the terms of the Plan, as such terms are defined for purposes of paragraph 2.2(c)."

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